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                                                                EXHIBIT 5.1

                                       February 27, 1996

Wells Fargo & Company,

 420 Montgomery Street,

   San Francisco, California 94163.

Ladies and Gentlemen:

   In connection with the registration under the Securities Act of 1933 (the "Act") of 54,175,262 shares of Common Stock, par value $5.00 per share (the "Securities"), of Wells Fargo & Company, a Delaware corporation (the "Company"), we, as your special counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. The Securities are intended to be issued by the Company pursuant to the Agreement and Plan of Merger, dated as of January 23, 1996 and amended as of February 23, 1996 (the "Merger Agreement"), by and between the Company and First Interstate Bancorp, a Delaware corporation ("First Interstate"), which provides for the merger of First Interstate with and into the Company (the "Merger").

   Upon the basis of the aforementioned examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the Merger has become effective in accordance with the General Corporation Law of the State of Delaware and the terms and conditions of the Merger Agreement, the certificates representing the Securities have been duly signed by the Company and countersigned by the transfer agent and registrar of the Company, and the Securities have been issued and delivered as contemplated by the Merger Agreement and the Registration Statement in exchange for outstanding shares of Common Stock, par value $2.00 per share, of First Interstate, the Securities will be validly issued, fully paid and nonassessable.

   The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

   We have relied as to certain matters on information obtained from public officials, officers of the Company and First Interstate and other sources believed by us to be responsible.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Wells Fargo Common Stock" in the Joint Proxy Statement/Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Sullivan & Cromwell